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                                  EXHIBIT 16.1




                     [LETTERHEAD OF ROGOFF & COMPANY, P.C.]


March 6, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

     We have read the statements made by MoliChem Medicines, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A, as part of the Company's Amendment No. 1 to Current Report on Form 8-K dated March 6, 2002. We agree with the statements concerning our Firm in such Form 8-K/A.

Sincerely yours,

/s/ Rogoff & Company, P.C.
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Rogoff & Company, P.C.